Exhibit 99.1

FOR IMMEDIATE RELEASE

Flight Safety Technologies, Inc. Reaches SOCRATES® Agreement

MYSTIC, CT (June 5, 2006) - Flight Safety Technologies, Inc. (AMEX:FLT) announced today that it has reached an agreement with Lockheed Martin Corporation on language regarding ownership rights in intellectual property arising exclusively from Lockheed's performance as a subcontractor to Flight Safety Technologies on the SOCRATES® technology program. This agreement is intended to facilitate a renewal of work being performed under the Company's prime contract with the US Department of Transportation, to complete the restoration of the Denver International Airport SOCRATES® test site, equipment and data, and to continue the development and demonstration of a WakeVAS system.

As discussed in our public filings, there still remain unresolved issues relating to the Company's SOCRATES® patent and an earlier patent of Lockheed Martin's on certain intellectual property related to the SOCRATES® technology patent. Although the Company views the agreement reached today as a positive step, there can be no assurance that there will be a satisfactory resolution of these other issues. The Company considers its SOCRATES® technology patent and relationship with Lockheed Martin as very important to the success of the SOCRATES® technology program and, therefore, inability to resolve intellectual property issues with Lockheed Martin in a mutually satisfactory manner would likely have a negative effect on our business and future value.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry.

The Company is currently pursuing three technologies called SOCRATES®, UNICORN™ and TIICM™:

●      SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence.

●      UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight.

●      TIICM™ is an airborne passive countermeasure system to protect airliners against the threat of terrorist missile attacks.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of an informal inquiry by the SEC that appears to be in connection with certain analysts reports about us and our press releases, the outcome of pending class action litigation alleging violations of federal securities laws, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com